Exhibit 99.1

Guild Holdings Co. and Bayview Asset Management Sign Definitive Agreement

Guild Stockholders to Receive $20 Per Share in Cash

Board of Directors Also Intends to Pay Special Dividend of up to $0.25 Per Share in Cash Prior to Closing

Transaction strengthens alignment between Guild Mortgage and Lakeview Loan Servicing and creates compelling mortgage origination and servicing platform for growth

SAN DIEGO — Guild Holdings Company (NYSE: GHLD) (“Guild”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced that it has signed a definitive agreement under which a fund managed by Bayview Asset Management, LLC (“Bayview”) will acquire all of the outstanding shares of the Company's common stock that it does not already own in an all-cash transaction valued at approximately $1.3 billion in aggregate equity value. Upon completion of the transaction, Guild will operate as a privately held independent entity in close partnership with Lakeview Loan Servicing, LLC (“Lakeview”), a leading mortgage servicer and Bayview affiliate.

Under the terms of the agreement, Guild stockholders will receive $20.00 in cash for each share of Guild common stock they hold. The transaction consideration represents a premium of approximately 56% to Guild’s unaffected closing common stock price on May 23, 2025, the last trading day prior to the filing of Bayview’s Schedule 13D announcing its potential interest in a transaction with Guild, and a premium of approximately 27% to Guild’s tangible book value as of March 31, 2025. The Board of Directors also intends to authorize a special cash dividend of up to $0.25 per share in 2025 (based on Guild’s cash on hand) and, if the merger is not consummated in 2025, quarterly cash dividends of up to $0.25 per share through the consummation of the merger. The payment of any dividends will not result in an adjustment to the $20.00 per share purchase price. Upon completion of the transaction, Guild will become a private company. McCarthy Capital Mortgage Investors, LLC has executed a written consent to approve the transaction, thereby providing the required stockholder approval for the transaction. No further action by other Guild stockholders is required to approve the transaction.

Guild’s leading nationally recognized retail mortgage origination and servicing platform will continue to build upon its historical success operating business as usual. Guild executives and management team, critical to ongoing growth and performance, will also remain in place. There will be no material change to Guild’s brand, business operations or customer experience as a result of the agreement. The transaction is expected to close in the fourth quarter of 2025, subject to the satisfaction of customary closing conditions. The transaction is not subject to any financing conditions.

“Expanding the Guild relationship with Lakeview creates one of the strongest and most compelling mortgage origination and servicing ecosystems in the nation,” said Guild Chief Executive Terry Schmidt. “Our expertise in distributed retail origination, retained servicing, and the customer-for-life balanced business model makes this a complementary partnership that has powerful potential for growth and innovation.”

“We are pleased to forge a stronger strategic partnership between Lakeview and Guild through this transaction, and look forward to expanding opportunities and delivering exceptional service to our customers," said Juan Gonzalez, Managing Director and CEO of Lakeview Originations. “With each company’s different strengths and areas of expertise, this collaboration will form one of the most dynamic mortgage origination and servicing platforms in the industry.”

“We are excited for this next chapter of the Guild story,” said Guild Holdings Chairman Patrick Duffy. “The entire board of directors is confident that Bayview will be an excellent steward of this exceptional company and a great platform for continued growth.”

Transaction benefits:

Guild will continue to execute its strategic growth plans, and expects that this transaction will create additional opportunities for its employees and customers.

•	Seamless transition: Guild’s business operations will continue with no material changes planned as a result of the transaction. The company’s brand, product and service offerings, and strategic relationships will all remain in place. Guild’s executives and management teams will also remain intact. Guild will continue to operate as an independent entity.

•	Retail origination and retained servicing: Guild’s coast-to-coast distributed retail origination model and focus on building customers-for-life through retained in-house servicing will remain a hallmark of the brand. This business model will align in a powerful, complementary fashion with Lakeview’s servicing portfolio of 2.8 million mortgage loans nationwide, and position Guild for additional origination and recapture opportunities.

•	Growth and innovation: Guild, Lakeview, and their affiliates expect to identify numerous opportunities to unlock additional customer opportunities, new product offerings, and growth capital to fund expansion and innovation.

Morgan Stanley & Co. LLC is acting as exclusive financial advisor to Guild, and Sullivan & Cromwell LLP is acting as legal advisor to Guild. Goldman Sachs & Co. LLC is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to Bayview.

About Guild Holdings Company

Guild Mortgage Company, a wholly owned subsidiary of Guild Holdings Company (NYSE: GHLD), was founded in 1960 and is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of home ownership in neighborhoods and communities across 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. For more information visit https://www.guildmortgage.com/.

About Lakeview

Lakeview Loan Servicing, LLC (“Lakeview”) is a leading mortgage loan servicer in the U.S. with over 2.8 million customers.

Investors:
investors@guildmortgage.net
858-956-5130

Media:
Devin Broda
ICR
Devin.Broda@icrinc.com
(646) 277-1200

Forward-Looking Statements

This press release of Guild Holdings Company (the “Company”) contains forward-looking statements that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.

Forward-looking statements are based on the Company's current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by forward-looking statements include, but are not limited to, the following: the expected timing and likelihood of completion of the pending merger transaction; the timing, receipt and terms and conditions of any required governmental approvals of the pending transaction that may impose materially burdensome or adverse regulatory conditions, delay the transaction or cause the parties to abandon the transaction; potential legal proceedings that may be instituted against the Company following announcement of the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties may not be able to satisfy the conditions to the pending transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the pending transaction could have adverse effects on the market price of the Company’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally; significant changes to the size, structure, powers, and operations of the federal government and uncertainties regarding the potential for future changes, could cause disruptions to the regulatory environment in which we operate and could adversely impact our business and results of operations; changes in economic conditions, including as a result of macroeconomic policy changes by the U.S. government, may adversely impact our business, financial condition and results of operations; any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate at attractive pricing; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; we depend on our loan funding facilities to fund mortgage loans and otherwise operate our business; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; any failure to adapt to and implement technological changes; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any non-compliance with or substantial changes to the complex laws and regulations governing our mortgage loan origination and servicing activities; material changes to the laws, regulations or practices applicable to reverse mortgage programs; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; ability to attract, retain and hire key personnel and maintain relationships with others with whom Guild does business; and the other risks set forth under Item IA. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as other filings the Company may make from time to time with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. Unless indicated otherwise, the terms “Guild,” and “Company” each refer collectively to the Company and its subsidiaries.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement made in this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the pending merger transaction involving Guild. Guild will prepare an information statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Exchange Act and describing the pending transaction. When completed, a definitive information statement will be mailed to Guild’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free on Guild’s website at https://ir.guildmortgage.com/.